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                                                                     EXHIBIT 1.3

                         KENTUCKY FIRST FEDERAL BANCORP

                                3,363,750 SHARES
                   (SUBJECT TO INCREASE UP TO 3,868,312 SHARES
                      IN THE EVENT OF AN OVERSUBSCRIPTION)

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                AGENCY AGREEMENT

November __, 2004

Capital Resources, Inc.
4957 Sweet Birch Drive
Rockville, Maryland 20853

Ladies and Gentlemen:

      Kentucky First Federal Bancorp, a to-be-formed federal subsidiary holding company (the "Company"), First Federal Savings and Loan Association of Hazard (the "Association"), a federal savings and loan association, and First Federal, MHC (the "MHC") a to-be-formed federal mutual holding company ("Primary Parties"), hereby confirm their agreement with Capital Resources, Inc. ("Capital Resources") (the "Selling Agent") for Capital Resources to serve as agent of the Company to assist the Company in the sale of the Company's common stock ("Common Stock") in a subscription offering, and if necessary, a community offering and/or a syndicated community offering. The Offering, as defined below, is part of and is being conducted in connection with the Association's restructuring into the mutual holding company form of organization (the "Reorganization").

      Immediately after the completion of the Reorganization and Offering, the Company will acquire Frankfort First Bancorp, Inc. ("Frankfort First Bancorp") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated as of July 15, 2004 (the "Merger Agreement"). Frankfort First Bancorp is the holding company of First Federal Savings Bank of Frankfort (the "Bank"). The Merger will be accomplished in accordance with the laws of the United States and applicable regulations of the OTS (collectively, the "Merger Regulations"). Capital Resources Group, Inc., an affiliate of Capital Resources, is serving as financial advisor to the Company and the Association in connection with the Merger. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of common stock of Frankfort First Bancorp ("Frankfort First Common Stock") will be converted into either $23.50 in cash or 2.35 shares of Common Stock. Frankfort First Bancorp shareholders may elect either of these options. However, the Merger Agreement provides that the election Frankfort First Bancorp shareholders make is subject to the requirement that no more than 45% of the total shares to be issued by the Company to public shareholders be issued to Frankfort First Bancorp shareholders. This percentage may be increased to 49% if the Company does not receive enough orders for at least

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the minimum number of shares of the offering range. As a result, if Frankfort
First Bancorp shareholders elect to receive more stock than the Company has agreed to issue, then those shareholders would receive a combination of the Company's Common Stock and cash in exchange for their shares of Frankfort First Common Stock. The Merger is expected to close or immediately after completion of the Reorganization. The Offering and the Merger are separate, distinct transactions. The Offering and the Merger are sometimes collectively referred to herein as the "Reorganization." The Company, the MHC, the Association, Frankfort First Bancorp and the Bank are sometimes hereinafter collectively referred to as the "Constituent Institutions."

      The following applications have been filed with the OTS: (i) Holding Company Applications on Forms H-(e)1 and H-(e)3 (together, the "Holding Company Application"); (ii) a Form MHC-1 Notice of Mutual Holding Company Reorganization (the "Form MHC-1 Notice"); and (iii) a Form MHC-2 Application for Approval of a Minority Stock Issuance (the "Form MHC-2 Application"). All amendments to the foregoing required to the date hereof have also been filed. The Holding Company Application, the Form MHC-1 Notice and the Form MHC-2 Application are referred to herein collectively as the "Reorganization Applications." The Reorganization Applications have been filed pursuant to applicable laws of the United States and regulations of the OTS (together with the Merger Regulations, the "Reorganization Regulations").

      The Company, in accordance with the Plan of Reorganization and Stock Issuance (the "Plan"), is offering, in a subscription offering by way of nontransferable subscription rights, shares of Common Stock ("Shares") for a purchase price of $10.00 per share (the "Purchase Price") in descending order of priority to (i) the Association's Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of June 30, 2003); (ii) the Association's tax-qualified employee benefit plan (for a total of up to 10% of the Shares issued in the Offering and the Merger) of which the Association's employee stock ownership plan (the "ESOP") intends to subscribe for 3.92% of the Shares issued in the offering and the Merger; (iii) the Association's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of ____________, 2004; and (iv) other members with accounts at the Association on ___________, 2004 who do not qualify as Eligible Account Holders or Supplemental Eligible Account Holders (the "Subscription Offering"). Shares not purchased in the Subscription Offering may be offered to the general public in a community offering with priority given to natural persons who maintain personal residences in Perry County, Kentucky, (the "Community Offering"). It is acknowledged that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in a syndicated community offering (the "Syndicated Community Offering") to eligible members of the general public on a best efforts basis by approved broker-dealer firms which may include the Agent ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD"). The Subscription Offering and any Community Offering and/or Syndicated Community Offering are referred to collectively herein as the "Offering." Except pursuant to employee stock benefit plans adopted by the Company or the Association, generally no individual or persons acting in concert may purchase in the Offering more than 30,000 Shares; provided that the Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations.

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      The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (File No. 333-_____________) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the "Subscription Prospectus," except that if the Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Subscription Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing.

      The Company has also filed with the Commission a registration statement on Form S-4 (File No. 333-_____________) (the "S-4 Registration Statement") containing a proxy statement to be used to solicit proxies of the First Frankfort Bancorp shareholders with respect to the approval of the Merger. The Company has filed such amendments to the S-4 Registration Statement and such amended prospectus, on file with the Commission at the time the S-4 Registration Statement becomes effective is hereinafter called the "S-4 Prospectus," except that if the S-4 Prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act Regulations differs from the prospectus on file at the time the Registration Statement becomes effective, the term "S-4 Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time such prospectus is filed with or mailed to the Commission for filing.

      The S-1 Registration Statement and the S-4 Registration Statement are collectively referred to herein as the "Registration Statement." The S-1 Prospectus and the S-4 Prospectus are collectively referred to herein as the "Prospectus."

      Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering. The Prospectus contains information with respect to the Association, the Company and the Common Stock.

      SECTION 1. Appointment of the Selling Agent; Compensation to the Selling Agent. Subject to the terms and conditions set forth below, the Company hereby appoints Capital Resources as its agent to consult with and advise the Company and the Association, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company's offering of Shares in the Subscription and Community Offerings. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Capital Resources accepts such appointment and agrees to consult with and advise the Company and the Association as to the matters set forth in the Engagement Letter between the Selling Agent and the Association dated as of July 28, 2004, included as Exhibit A attached hereto, and to use their best efforts to solicit subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Selling Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order.

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      If selected broker-dealers are used to assist in the sale of Shares in the
Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in this Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

      In addition to the reimbursement of the expenses specified in Sections 6, 7 and 8 hereof, the Selling Agent shall receive and the Primary Parties shall pay the greater of a fee of (i) 1.5% of the total dollar amount of the stock sold in the Subscription Offering and Community Offering, excluding shares purchased by officers, directors, employees (and immediate household family members thereof) and employee benefit plans of the Primary Parties, including any shares that are issued as part of the Merger; or (ii) three percent (3%) of the total dollar amount of stock sold in the Subscription and Community Offerings, excluding shares purchased by officers, directors, employees (and immediate household family members thereof) and employee benefit plans of the Primary Parties (the "Marketing Fee). The Agent acknowledges receipt of $80,000 in payments for consulting work. Such payment is nonrefundable but shall be applied to the total Marketing Fee, the balance of which shall be due at closing. Assisting Brokers other than the Agent will also be paid 5.5% of the aggregate Purchase Price of the Shares sold by them in the Syndicated Community Offering. The Syndicated Community Offering will be conducted pursuant to a Selected Dealer's Agreement set forth at Exhibit B. Assisting Brokers will not be utilized without the prior approval of the Primary Parties, and it is agreed that Agent will manage the Assisting Brokers in the Syndicated Offering.

      If (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by July 28, 2005; (iii) the Selling Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Association since June 30, 2004; or (iv) immediately prior to the commencement of the Offering, the Selling Agent terminates this Agreement because, in its reasonable judgment, the Primary Parties have failed to satisfactorily disclose all relevant information in the Registration Statement, the Subscription Prospectus and the Reorganization Applications or the Selling Agent determines that market conditions exist which might render the sale of the Shares by the Company inadvisable, the Selling Agent, in addition to reimbursement of the Selling Agent's reasonable out-of-pocket expenses as set forth in Section 6 hereof shall be entitled to retain the $80,000 previously paid by the Association. If there is a resolicitation of subscriptions for any reason, and the Selling Agent is required to provide significant additional services or expend significant additional time, the parties agree to negotiate in good faith an agreement to cover the Selling Agent's additional fees and expenses in connection therewith, including attorneys' fees and expenses.

      The compensation specified above shall be payable (to the extent not already paid) to the Selling Agent in next day clearinghouse funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Primary Parties to terminate or abandon the Plan or the termination of this Agreement by the Selling Agent or the Primary Parties in accordance with the preceding paragraph. The Association and the Company agree to reimburse the Selling Agent from time to time for the costs and expenses specified in Sections 6, 7 and 8 hereof, to the extent such costs and

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expenses are reasonably incurred by the Selling Agent, promptly upon receiving a reasonable accounting of such costs and expenses.

      SECTION 2. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Reorganization and the Offering are satisfied, the Company agrees to issue or have issued the Shares sold in the Offering and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(p) hereof and by the authorized withdrawal of funds from deposit accounts at the Association in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Selling Agent and its counsel. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected by the Selling Agent, which date and place shall be acceptable to the Association and the Company, on at least two business days prior notice to the Association and the Company (it being understood that such business day shall not be more than ten business days after the termination of the Offering), or such other time or place as shall be agreed upon by the Selling Agent, the Association and the Company. Certificates evidencing the Shares sold in the Offering shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof are called the "Closing Date."

      SECTION 3. Prospectus; Offering. The Shares are to be offered in the Offering at $10.00 per share, as set forth on the cover page of the Prospectus. There will be a maximum and minimum number of Shares offered. The number of Shares offered may be changed by the Company after consultation with the Selling Agent, subject to the provisions of the Plan, depending on market and financial conditions.

      SECTION 4A. Representations and Warranties; Certain Covenants of the Primary Parties. The Primary Parties jointly and severally represent and warrant to and covenant with the Selling Agent as follows:

      a. The Registration Statement was declared effective by the Commission on ___________, 2004. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus or any Sales Information (as defined in Section 7 hereof) authorized by any Primary Party for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus is filed with the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus or any Sales Information authorized by any Primary Party for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from the Registration Statement, any preliminary or final Prospectus or

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any Sales Information made in reliance upon and in conformity with information furnished in writing to the Primary Parties by the Selling Agent expressly regarding the Selling Agent for use under the captions "The Reorganization and Stock Offering -- Marketing Arrangements" in the Prospectus.

      b. The Company has filed with the OTS the Reorganization Applications including the Plan, the Registration Statement and the Prospectus, each of which included exhibits and supplemental material, and has filed an amendment or amendments thereto, as required, and has published notice of such filings, as required. The Reorganization Applications have been or prior to the Closing Date will be approved by the OTS; and the Plan has been adopted by the Board of Directors of the Association, and prior to the completion of the Reorganization, the Company, the MHC, and members of the Association.

      c. At the Closing Date, (i) the Reorganization and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the Primary Parties by the Commission, the OTS, any state regulatory or Blue Sky authority or any other regulatory authority; and (ii) the Constituent Institutions will have completed the conditions precedent to the Merger in accordance with the Merger Agreement, and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Constituent Institutions by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger ("Effective Time").

      d. No order has been issued by the OTS or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or the Offering is pending or threatened.

      e. At the time of the approval of the Reorganization Applications by the applicable regulatory authorities (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The Prospectus contained in the Reorganization Applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the OTS and at all times subsequent thereto until the Closing Date and the Effective Time, complied and will comply in all material respects with the Reorganization Regulations.

      f. Keller & Company ("Keller & Company"), which prepared the Independent Valuation dated as of _____________, 2004, described in the Prospectus, is independent with respect to the Primary Parties within the meaning of the Plan and the Reorganization Regulations and is believed by the Primary Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Primary Parties believe that Keller & Company has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Reorganization Regulations. Keller & Company has advised the Association in writing that it

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satisfies all requirements for an appraiser set forth in the Reorganization
Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

      g. Grant Thornton LLP ("Grant Thornton"), the firm which certified the financial statements of the Association filed as part of the Registration Statement, is, with respect to the Primary Parties, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations, the Reorganization Regulations and the Code of Ethics of the American Institute of Certified Public Accountants. Grant Thornton, the firm which certified the financial statements of Frankfort First Bancorp filed as part of the Registration Statement, is, with respect to Frankfort First Bancorp and the Bank, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

      h. The consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, changes in retained earnings and cash flows of (i) the Association and its consolidated subsidiaries and (ii) to the best knowledge of the Primary Parties, Frankfort First Bancorp and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and Reorganization Regulations. The Association's and, to the best knowledge of the Primary Parties, Frankfort First Bancorp's financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by each of them with the OTS, except to the extent that accounting principles employed in such filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The Association's and, to the best knowledge of the Primary Parties, Frankfort First Bancorp's other financial, statistical and pro forma information and related notes thereto included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Association and/or Frankfort First Bancorp included in the Registration Statement and which are part of the Prospectus, and as to the pro forma adjustments, such adjustments have been properly applied on the basis described therein.

      i. With respect to the Primary Parties or their subsidiaries, and to the best knowledge of the Primary Parties, with respect to Frankfort First Bancorp, the Bank or their subsidiaries, since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of either the Primary Parties, taken as a whole entity, and the Primary Parties, Frankfort First Bancorp, the Bank, or their respective subsidiaries (the "combined institution"), taken as a whole, whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long-term debt of the combined institution, taken as a whole, nor have the Primary Parties, taken as a whole entity, and the Primary Parties, Frankfort First Bancorp, the Bank or their respective subsidiaries issued any securities or incurred any liability or obligations for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by the Primary Parties, Frankfort First Bancorp, the Bank or their respective subsidiaries, except those transactions entered into in the ordinary course of business and those specifically described in or contemplated by the

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Prospectus, including the execution of loan documents pertaining to the ESOP, and (iv) the capitalization, liabilities, assets, properties and business of the Primary Parties, Frankfort First Bancorp, the Bank and their respective subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus. The Primary Parties, Frankfort First Bancorp, the Bank and their subsidiaries have no material liability of any kind, contingent or otherwise, except as reflected in the financial statements filed as part of the Registration Statement or otherwise set forth in the Prospectus.

      j. The Company will be formed as a federal subsidiary holding company, and the MHC will be formed as a federal mutual holding company, both will be duly organized and validly existing and in good standing under the laws of the United States and regulations of the OTS with the corporate power and authority to conduct the business and own the property as described in the Registration Statement and Prospectus.

      k. The Association is a federal savings and loan association, duly organized and validly existing under the laws of the United States of America with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus under the Home Owners' Loan Act ("HOLA") and the regulations thereunder.

      l. Frankfort First Bancorp is a Delaware corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. The Bank is a federally-chartered savings bank, duly organized and validly existing under the laws of the United States of America with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus.

      m. The Primary Parties and their subsidiaries, and, to the best knowledge of the Primary Parties, Frankfort First Bancorp, the Bank and their subsidiaries, have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect. The Primary Parties and their subsidiaries and, to the best knowledge of the Primary Parties, Frankfort First Bancorp, the Bank and their subsidiaries, are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses; and none of the Primary Parties, Frankfort First Bancorp, the Bank or their subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, singly or in the aggregate, if subject to an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business, the financial condition or the net income, affairs or prospects of the combined institution taken as a whole.

      n. The articles of incorporation, charter or similar instruments of the Primary Parties and, to the best knowledge of the Primary Parties, Frankfort First Bancorp and the Bank are in full force and effect; no conservator or receiver has been appointed for any of the Primary Parties, or, to the best knowledge of the Primary Parties, Frankfort First Bancorp or the Bank; and the Association and the Bank are each operating as an insured depository institution. Each of the Primary Parties, and, to the best knowledge of the Primary Parties, Frankfort First Bancorp and the Bank is duly

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qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business (currently and as contemplated following the Reorganization) requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the combined institution, taken as a whole.

      o. Upon completion of the Reorganization, all of the outstanding capital stock of the Association will be duly authorized and validly issued and fully paid and nonassessable; and all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. Each of the Primary Parties, and, to the best knowledge of the Primary Parties, Frankfort First Bancorp, and the Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus; each of the subsidiaries of the Primary Parties and, to the best knowledge of the Primary Parties, of Frankfort First Bancorp and the Bank, has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with the authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; all of the outstanding stock of each subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; all such stock is owned directly by the Company, Frankfort First Bancorp or the Bank, as the case may be, free and clear of all liens, encumbrances, claims or other restrictions; and each of the subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the operations of the combined institution, taken as a whole. The activities of the Association's subsidiaries are permitted to the subsidiaries of a federally chartered savings and loan association, and to the best knowledge of the Primary Parties, the activities of the Bank's subsidiaries are permitted to be subsidiaries of a federally-chartered savings bank, in each case by the rules, regulations, policies and practices of the OTS and any other state or federal authority having jurisdiction over such matters.

      p. The deposit accounts of the Association and, to the best knowledge of the Primary Parties, the Bank are, and following the Closing Date of the Reorganization the deposit accounts of the Association will be, insured by the FDIC, up to the maximum amounts allowed by law.

      q. Upon completion of the Reorganization, the authorized equity capital of the Company will consist of ____________ shares of Common Stock and ____________ shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Prospectus under the caption "Historical and Pro Forma Capitalization"; no shares of Common Stock, or securities exercisable into or exchangeable for shares of the Common Stock, will have been issued prior to the Closing Date (other than shares received by the Association in the formation of the Company, which shares will be cancelled upon consummation of the Reorganization); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable, the issuance of the Shares is not subject to any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

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      r. As of the date hereof and as of the Closing Date, none of the Primary
Parties or any subsidiary, or, to the best knowledge of the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary is or will be in violation of its charter or By- Laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties, and this Agreement has been validly executed and delivered by the Primary Parties and is the valid, legal and binding obligation of the Primary Parties, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charter or Bylaws of the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary, or any material contract, lease or other instrument to which the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary is a party or in which the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary.

      s. The Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

      t. The Primary Parties, Frankfort First Bancorp, the Bank, and their respective subsidiaries have good and marketable title to all properties and assets which are material to the business of the combined institution taken as a whole, including those properties and assets described in the Prospectus as owned by them, free and clear of all liens, except such liens as are described in the Prospectus or are not materially significant or important in relation to the business of the combined institution and its subsidiaries on a consolidated basis; and all leases and subleases which are material to the business of the combined institution taken as a whole under which the Primary Parties, Frankfort First Bancorp, the Bank, or any subsidiary holds properties, including those leases and subleases described in the Prospectus, are in full force and effect.

      u. As of the date hereof and as of the Closing Date and the Effective Date, the Primary Parties, Frankfort First Bancorp, and the Bank, are not and will not be in violation of any directive from the Commission, the OTS or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of such governmental agencies), and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Primary Parties, threatened, which might materially and adversely affect the Reorganization or the Merger, the performance of this Agreement or the completion of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the combined institution taken as a whole, or which would materially affect its respective properties and assets.

      v. The Primary Parties have received an opinion of their counsel, Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C., with respect to the federal income tax consequences of the Reorganization and Grant Thornton with respect to the Kentucky state income tax consequences of the Reorganization; the tax opinions of Muldoon Murphy Faucette & Aguggia LLP and Grant Thornton are accurately summarized in the Reorganization Applications and the Prospectus. The facts and representations upon which such opinions are based are truthful, accurate and complete, and no Primary Party will take any action inconsistent therewith.

      w. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any Primary Party or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any Primary Party or subsidiary thereof is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to the Primary Parties and their subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the Primary Parties, threatened any action or proceeding wherein the Primary Parties or any subsidiary would or might be alleged to be in default thereunder. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of Frankfort First Bancorp, the Bank or any subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which Frankfort First Bancorp, the Bank or any subsidiary is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to Frankfort First Bancorp, the Bank and its subsidiaries, taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of Frankfort First Bancorp or the Bank, threatened any action or proceeding wherein Frankfort First Bancorp, the Bank or any subsidiary would or might be alleged to be in default thereunder.

      x. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Primary Parties or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Primary Parties taken as a whole. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of Frankfort First Bancorp, the Bank or any subsidiary has or will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of Frankfort First Bancorp and the Bank taken as a whole. For purposes of this paragraph, obligations for borrowed money do not include deposits.

      y. The Primary Parties, Frankfort First Bancorp, the Bank and their subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payment of all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority.

      z. Except as disclosed in the Prospectus with respect to the ESOP, none of the Primary Parties, Frankfort First Bancorp, the Bank or any subsidiary has made any payment of funds of the Primary Parties, Frankfort First Bancorp, the Bank or any subsidiary as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

      aa. Prior to the Reorganization, the Association is not authorized to issue capital stock. Prior to the completion of the Reorganization none of the Primary Parties will have: (i) other than as described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and the Merger and routine purchases and sales of securities for or from its portfolio; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder and in connection with the Merger; or (iv) engaged any intermediary between the Selling Agent and any Primary Party in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service.

      bb. Neither the Primary Parties, Frankfort First Bancorp, or the Bank is required to be registered under the Investment Company Act of 1940, as amended.

      cc. To the knowledge of the Primary Parties, the Company has taken all necessary action to make such filings and/or to qualify or register the Shares for offer and sale in the Offering and the Merger under the securities or Blue Sky laws of all jurisdictions wherein such Shares will be offered which require such filings and/or qualification or registration.

      dd. All Sales Information used by the Company in connection with the Offering that is required by the Reorganization Regulations to be filed has been filed with and approved by the applicable regulatory authority.

      ee. Except for information provided in writing to the Primary Parties by the Selling Agent for use in the Prospectus, the Primary Parties have not relied upon the Selling Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Reorganization.

      ff. To the knowledge of the Primary Parties on the one hand and to the knowledge of Frankfort First Bancorp and the Bank on the other hand, each of the Primary Parties, Frankfort First Bancorp, the Bank and their respective subsidiaries is in compliance with all laws, rules and regulations relating to environmental protection, except where such failure would not have a material adverse effect on the financial condition of the combined institution taken as a whole, and none of the Primary Parties, Frankfort First Bancorp, the Bank or any subsidiary has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. No actions, suits, regulatory investigations or other proceedings are pending, or, to the knowledge of the Primary Parties, threatened against any Primary Party, Frankfort First Bancorp, the Bank or any subsidiary relating to environmental protection, nor does any Primary Party have any reason to believe any such proceedings may be brought against any of such entities. To the knowledge of the Primary Parties on the one hand and to the knowledge of Frankfort First Bancorp and the Bank, on the other hand, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties owned, operated or leased by, or pledged to, any Primary Party, Frankfort First Bancorp, the Bank or any subsidiary, except such disposal, release or discharge which would not have a material adverse effect on the combined institution taken as a whole.

      gg. No labor dispute with the employees of any Primary Party, Frankfort First Bancorp, the Bank or any subsidiary exists or, to the knowledge of the Primary Parties, is imminent.

      hh. All of the loans represented as assets on the most recent financial statements or selected financial information of the Association and Frankfort First Bancorp included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the combined institution taken as a whole.

      ii. Any certificate signed by an officer of any Primary Party and delivered to the Selling Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Primary Party to the Selling Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

      jj. To the knowledge of the Company and the Association, with the exception of the intended loan to the Association's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 10.0% of the Common Stock issued in the Reorganization, none of the Company, the Association or employees of the Association has made any payment of funds of the Company or the Association as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

      kk. To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's officers or directors.

      ll. Each of the Company, the Association, First Frankfort Bancorp, the Bank and each of their respective subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

      mm. Each of the Company, the Association, First Frankfort Bancorp, the Bank and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      nn. Each of the Company, the Association, First Frankfort Bancorp, the Bank and each of their respective subsidiaries is in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

      oo. The records of eligible account holders, supplemental eligible account holders and other members are accurate and complete in all material respects.

      pp. Each of the Company, the Association, First Frankfort Bancorp, the Bank and each of their respective subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Association or any Subsidiary, respectively, would have any liability; each of the Company, the Association and each Subsidiary has not incurred and does not expect to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the Association and any Subsidiary would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

      qq. Each of the Company, the Association, First Frankfort Bancorp, the Bank and their respective subsidiaries have filed all federal income and state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company and the Association have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the Association, First Frankfort Bancorp, the Bank or their respective subsidiaries.

      rr. The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities listed on the Nasdaq Stock Market effective as of the Closing Time.

      ss. The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

      tt. The Association and the Bank have established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. None of the Association or the Bank are in violation of the USA Patriot Act or any applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and the Association, threatened regarding the Association's and the Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder.

      uu. The Company and First Frankfort Bancorp are in compliance with the provisions of the Sarbanes-Oxley Act and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

      SECTION 4B. Representations and Warranties; Certain Covenants of the Selling Agent. The Selling Agent represents and warrants to the Primary Parties as follows:

      a. The Selling Agent is registered as a broker-dealer with the Commission and the NASD.

      b. The Selling Agent is validly existing and in good standing as a corporation under the laws of the District of Columbia with the corporate power and authority to provide the services to be furnished to the Primary Parties hereunder.

      c. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agent, and this Agreement is a legal, valid and binding obligation of the Selling Agent, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

      d. The Selling Agent and, to the Selling Agent's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Selling Agent shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Capital Resources is a registered selling agent in the jurisdictions listed in

Exhibit C hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

      e. The execution and delivery of this Agreement by the Selling Agent, the fulfillment of the terms set forth herein and the completion of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Selling Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

      f. Any funds received by the Selling Agent to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934 (the A1934 Act"), if applicable.

      g. There is not now pending or, to the Selling Agent's knowledge, threatened against the Selling Agent any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Selling Agent's activities as a broker-dealer.

      SECTION 5. Additional Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Selling Agent as follows:

      a. The Primary Parties will not file any amendment or supplement to the Registration Statement or any Reorganization Application without notifying the Selling Agent of its intention to do so and providing the Selling Agent and its counsel an opportunity to review such amendment or supplement, nor will any Primary Party file any such amendment or supplement to which the Selling Agent or its counsel shall reasonably object.

      b. The Primary Parties will use their best efforts to cause each Reorganization Application not heretofore approved to be approved by the applicable regulatory authority and will promptly upon receipt of any information concerning the events listed below notify the Selling Agent: (i) of the approval of any Reorganization Application not heretofore approved; (ii) of the receipt of any comments from the OTS or any other governmental entity with respect to the Reorganization, the Merger or the transactions contemplated by this Agreement; (iii) of the request by the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application or for additional information; (iv) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Reorganization or the Merger or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Reorganization Regulations, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (v) of the issuance by the Commission, the OTS or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Reorganization Application or of the initiation or threat of any proceedings for such purpose; or (vi) of the occurrence of any event mentioned in paragraph (f) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Primary Parties will provide copies of the foregoing comments, requests and orders to the Selling Agent upon receipt of such items.

      c. The Primary Parties will deliver to the Selling Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: each Reorganization Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the Primary Parties will also deliver to the Selling Agent such number of copies of the closing documents with respect to the Reorganization and the Offering as the Selling Agent may reasonably request.

      d. The Primary Parties will furnish to the Selling Agent, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Prospectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agent to use the Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

      e. The Primary Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, the OTS, any state regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Reorganization Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 Act Regulations").

      f. If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any Primary Party shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Primary Parties will, at their expense, forthwith prepare, file with the Commission and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Selling Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

      g. The Primary Parties will take all necessary actions, in cooperation with the Selling Agent, and furnish to whomever the Selling Agent may direct such information as may be required to qualify or register the Shares for the Offering and sale by the Company under the applicable securities or Blue Sky laws of such jurisdictions as the Selling Agent may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not otherwise required to be so qualified. In each jurisdiction where any of the Shares shall have been so qualified or registered, the Company will make and file such statements and reports as are or may be required by the laws of such jurisdiction.

      h. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Selling Agent, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with the Merger or any other plan or arrangement described in the Prospectus.

      i. During the period in which the Company's Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Primary Parties as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Primary Parties for such quarter in reasonable detail.

      j. During the period of three years from the date hereof, the Company will furnish to the Selling Agent: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports of Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or the Association, and (ii) from time to time, such other public information concerning the Primary Parties as the Selling Agent may reasonably request.

      k. The Primary Parties will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

      l. Other than as permitted by the Reorganization Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, neither the Company nor the Association will distribute any Prospectus or other Sales Information in connection with the offer and sale of the Shares.

      m. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

      n. The Company will register the Common Stock under Section 12(g) of the 1934 Act effective on or prior to the Closing Date.

      o. The Company will use its best efforts to obtain approval for, effective on or prior to the Closing Date, and maintain quotation of the Common Stock on the Nasdaq National Market System.

      p. The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

      q. The Primary Parties will take such actions and furnish such information as are reasonably requested by the Selling Agent in order for the Selling Agent to ensure compliance with NASD Conduct Rule 2790.

      r. The Primary Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the OTS.

      s. The Primary Parties will not amend the Plan without the Selling Agent's prior written consent in any manner that, in the opinion of the Selling Agent, would affect the sale of the Shares or the terms of this Agreement, which approval shall not be unreasonably withheld.

      t. The Primary Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agent specified in Section 9 hereof.

      u. Prior to the Closing Date, the Primary Parties shall have received approval of each Reorganization Application required to consummate the Merger, and all applicable waiting periods shall have expired.

      SECTION 6. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Company is completed, the Primary Parties jointly and severally agree to pay all expenses incident to the performance of the obligations of any Primary Party under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering and the printing and delivery of all other documents applicable to the Reorganization and the Merger; (ii) the fees and disbursements of the Primary Parties' counsel, accountants and other advisors; (iii) the qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agent may reasonably designate; (iv) the printing and delivery to the Selling Agent in such quantities as the Selling Agent shall reasonably request of copies of the Registration Statement, the Prospectus and the Reorganization Applications as originally filed and as amended or supplemented and all other documents in connection with the Reorganization and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Reorganization Applications and any other application, form or filing by the Commission and the OTS; (vi) the filing fees and the fees and disbursements of counsel incurred in connection with the review of the Offering by the NASD;
(vii) the fees for listing the Shares on the Nasdaq National Market; (viii) the fees and expenses relating to the Independent Valuation; (ix) the fees and expenses relating to advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agent incurs any such expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse the Selling Agent for such expenses regardless of whether the Reorganization is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph.

      In addition, the Primary Parties will reimburse the Selling Agent for all reasonable out-of- pocket expenses, including legal fees and expenses, incurred by the Selling Agent in connection with the services provided by the Selling Agent to the Primary Parties pursuant to this Agreement. Such legal fees shall not exceed $75,000 and such other reasonable out-of-pocket expenses incurred by Capital Resources shall not exceed $50,000 without the consent of the Primary Parties. The Selling Agent will provide a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company and/or the Association on a monthly basis. The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial information contained in the Registration Statement.

      SECTION 7. Indemnification.

      a. The Primary Parties jointly and severally agree to indemnify and hold harmless the Selling Agent, its officers, directors, agents and employees and each person, if any, who controls the Selling Agent within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph (c) below), joint or several, that the Selling Agent or any of such persons may suffer or to which the Selling Agent or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Selling Agent and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Selling Agent or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of any material fact contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or any application or other document, advertisement or communication prepared, made or executed by or on behalf of any

Primary Party or based upon written information or statements furnished or made by any Primary Party or its representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the "Sales Information"); (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by a Primary Party and distributed in connection with the Offering; except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission of a material fact from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering made in reliance upon and in conformity with information furnished in writing to any Primary Party by the Selling Agent or their representatives (including counsel) regarding the Selling Agent expressly for use in the Prospectus, which the Primary Parties acknowledge includes only the information contained in the Prospectus under the caption "The Reorganization and the Stock Offering -- Marketing Arrangements"; nor shall indemnification be required for material oral misstatements to a purchaser of Shares made by the Selling Agent which are not based upon information provided by any Primary Party in writing or based upon information contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or the Sales Information or other documentation prepared by a Primary Party and distributed in connection with the Reorganization. In addition, no Primary Party will be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Selling Agent's bad faith, misconduct or gross negligence in performing the services to be performed by the Selling Agent under this Agreement. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Association to the extent that such indemnification by the Association would constitute a covered transaction under
Section 23A of the Federal Reserve Act. For purposes of this Section 7, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs and out-of-pocket costs. The foregoing agreement to indemnify shall be in addition to any liability any Primary Party may otherwise have to the Selling Agent or the persons entitled to the benefit of these indemnification provisions.

      b. The Selling Agent agrees to indemnify and hold harmless the Primary Parties, their respective officers, directors, agents and employees and each person, if any, who controls a Primary Party within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph
(c) below), joint or several, that they or any of such persons may suffer or to which they or any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary

Parties and any of such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them or any of such persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering; or (ii) arise out of or which are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that obligations of the Selling Agent under this paragraph shall exist only if and to the extent that such untrue statement or alleged untrue statement was made in, or such omission or alleged omission was from, any Reorganization Application (or any amendment or supplement thereto), the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Sales Information or other documentation prepared by any Primary Party and distributed in connection with the Offering in reliance upon and in conformity with information furnished in writing to any Primary Party by the Selling Agent or its representatives (including counsel) regarding the Selling Agent expressly for use in the Prospectus, which the Primary Parties acknowledge includes only the information contained in the Prospectus under the caption "The Reorganization and the Stock Offering -- Marketing Arrangements." In addition, the Selling Agent will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from any Primary Party's bad faith, misconduct or negligence. The foregoing agreement to indemnify shall be in addition to any liability the Selling Agent may otherwise have to the Primary Parties or the persons entitled to the benefit of these indemnification provisions.

      c. Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened) or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 and
Section 8 herein. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one firm of attorneys for the indemnified parties (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those of the other indemnified parties) in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit effected without its prior written consent.

      d. The agreement contained in this Section 7 and in Section 8 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Selling Agent or its directors, officers, agents, employees or controlling persons or by or on behalf of the Primary Parties or their respective directors, officers, agents, employees or controlling persons; (ii) delivery of and payment hereunder for the Shares; or
(iii) any termination of this Agreement.

      SECTION 8. Contribution. If the indemnification of an indemnified party provided for in Section 7 of this Agreement is for any reason held unenforceable, the Primary Parties, on the one hand, and the Selling Agent, on the other, agree to contribute to the losses, liabilities, claims, damages and expenses for which such indemnification is held unenforceable: (i) in such proportion as is appropriate to reflect the relative benefits to the Primary Parties, on the one hand, and the Selling Agent, on the other, of the Reorganization as contemplated (whether or not the Reorganization is consummated), or (ii) if the application provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Primary Parties, on the one hand, and the Selling Agent, on the other, as well as other equitable considerations. The Primary Parties agree that for the purposes of this Section 8, the relative benefits to the Primary Parties and the Selling Agent of the Reorganization as contemplated shall be deemed to be in the same proportion that the total proceeds from the Reorganization and the Offering received by the Association and the Company in connection with the Reorganization bear to the total fees paid or to be paid to the Selling Agent under this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 8, each of the Selling Agent's officers and directors and each person, if any, who controls the Selling Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Selling Agent, and each of the Primary Parties' officers and directors and each person, if any, who controls the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect to which a claim for contribution may be made against another party, notify such other party, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8. The Primary Parties and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by other method of allocation that does not take into account the equitable considerations referred to in this Section 8.

      SECTION 9. Conditions of the Selling Agent's Obligations. The obligations of the Selling Agent hereunder as to the Shares to be delivered at the Closing Date are subject, in the discretion of the Selling Agent, to the condition that all representations and warranties and other statements of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the

Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates and to the following conditions:

      a. The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. on the date of this Agreement, or with the consent of the Selling Agent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or the consummation of the Reorganization shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or threatened by the OTS.

      b. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for their and their counsel's benefit, of Muldoon Murphy Faucette & Aguggia LLP as to issues of federal law set forth below. The opinion of Muldoon Murphy Faucette & Aguggia LLP shall be in form and substance to the effect that:

            1. Prior to the Reorganization, the Association was duly organized and validly existing under the laws of the United States as a mutual savings and loan association, and had the full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder, and the activities of the Association as described in the Prospectus are permitted by the rules, regulations and practices of the OTS; the issuance and sale of the capital stock of the Association to the Company in the Reorganization has been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and will be owned of record and beneficially by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

            2. The Company is a corporation duly organized and validly existing and in good standing under the federal laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties.

            3. Upon completion of the Reorganization, the MHC will have been duly organized and will be validly existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

            4. Each of the Primary Parties and their subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is and, following consummation of the Reorganization, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the Primary Parties taken as a whole.

            5. Each of the Association's subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the activities of each subsidiary of the Association as described in the Registration Statement and Prospectus are permitted to subsidiaries of a federally-chartered savings and loan association and savings and loan holding company by the rules, regulations, policies and practices of the OTS and any other federal or state authority having jurisdiction over such matters; all of the outstanding stock of each subsidiary of the Association has been duly authorized and validly issued and is fully paid and nonassessable; and upon consummation of the Reorganization all such stock will be owned of record and beneficially by the Association, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            6. Upon completion of the Reorganization, the authorized equity capital of the Company will consist of ___________ shares of common stock and ___________ shares of preferred stock, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; no shares of the Company's common stock, or securities exercisable into or exchangeable for common stock, will have been issued prior to the Closing Date (other than shares issued to the Association in connection with the formation of the Company, which shares will be cancelled upon consummation of the Reorganization); at the time of the Reorganization the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to any preemptive rights. Upon the issuance of the Shares, against payment therefor in accordance with the Prospectus, the purchasers will have full legal title to the shares, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

            7. Each Reorganization Application has been approved by the applicable regulatory authority pursuant to the Reorganization Regulations and the Prospectus has been authorized for use by the OTS, and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke any such authorization or approval.

            8. Each Reorganization Application, as amended or supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Reorganization Regulations.

            9. The OTS's approval of the Plan remains in full force and effect; the Primary Parties have conducted the Reorganization in all material respects in accordance with the requirements of the Reorganization Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed by the OTS; no order has been issued by the OTS to suspend the Reorganization or the Merger and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the OTS; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving any Reorganization Application or the Plan.

            10. This Agreement has been duly authorized, executed and delivered by each of the Primary Parties and is the legal, valid and binding agreement of the Association, the Company, and the MHC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors' rights or the rights of creditors of depository institutions the deposits of which are insured by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

            11. The Registration Statement is effective under the 1933 Act and no stop order suspending effectiveness has been issued under the 1933 Act and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission or any state securities or Blue Sky authority.

            12. All conditions imposed by the OTS in connection with its approvals of the Reorganization Applications have been satisfied, and no further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions.

            13. At the time the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Reorganization Regulations.

            14. The information in the Registration Statement and Prospectus under the captions "Restrictions on Acquisition of Kentucky First, First Federal of Hazard and First Federal of Frankfort," "Description of Kentucky First Capital Stock," "Description of Frankfort First Capital Stock," "Regulation and Supervision," "Federal and State Taxation, "Legal and Tax Opinions" and "The Reorganization and Stock Offering," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

            15. The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

            16. There are no legal or governmental proceedings pending or to counsel's knowledge threatened against any Primary Party or any subsidiary which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein, and all pending legal and governmental proceedings to which any Primary Party or any subsidiary is the subject which are not disclosed in the Registration Statement, including ordinary routine litigation, are, considered in the aggregate, not material.

            17. To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects.

            18. To such counsel's knowledge, the Association and its subsidiaries, and the Company and the MHC have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, taken as a whole, as described in the Registration Statement and Prospectus; all such licenses, permits and other governmental authorizations are in full force and effect; and the Association and its subsidiaries, the Company, and the MHC are in all material respects complying therewith.

            19. The Plan has been duly adopted by the required votes of the Board of Directors of the Association, the Company, the MHC, and the Association's members.

            20. The Association's Charter and bylaws comply in all material respects with federal law and regulations of the OTS. The Association is not in violation of its Charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Company.

            21. The charters and bylaws of the Company, the MHC and the Association comply in all material respects with the HOLA and the rules and regulations of the OTS. None of the Association, the Company or the MHC is in violation of its charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Association, the Company or the MHC.

            22. To such counsel's knowledge, none of the Association's subsidiaries is in violation of its charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of such subsidiary.

            23. None of the Primary Parties is in violation of any directive from the OTS to make any material change in the method of conducting its business, and the Primary Parties have conducted and are conducting their respective businesses so as to comply in all material respect with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS).

            24. Neither the Association, the Company nor the MHC is required to be registered as an investment company under the Investment Company Act of 1940.

            25. The Primary Parties have the power and authority to consummate the transactions contemplated by the Merger Agreement.

            26. The Merger Agreement has been duly authorized, executed and delivered by each of the Primary Parties and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            27. To such counsel's knowledge, all corporate acts and other proceedings required to be taken by or on the part of the Primary Parties to complete the Merger have been properly taken; neither the execution and delivery of the Merger Agreement, nor the completion of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Articles, Charter or Bylaws of any Primary Party.

            28. There are no actions, suits, proceedings or investigations (public or private) of any nature pending or to such counsel's knowledge threatened that challenge the validity or propriety of the transactions contemplated by the Merger Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

            29. All regulatory and governmental approvals and consents which are necessary to be obtained by the Primary Parties and their subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

            30. All conditions precedent to completion of the Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement, and all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired.

            31. The Association's deposits are insured by the FDIC to the fullest amount permitted by law.

            32. The Association is a member in good standing of the FHLB-Cincinnati.

      c. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for their and their counsel's benefit, of Muldoon Murphy Faucette & Aguggia LLP, counsel to Frankfort First Bancorp and the Bank, concerning the following matters:

            1. Frankfort First Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Bank is a federally chartered savings bank duly organized in stock form, validly existing under the laws of the United States.

            2. Frankfort First Bancorp and the Bank have the corporate power and authority to carry on their respective businesses as such businesses are described in the Prospectus and, and Frankfort First Bancorp has the corporate power and authority to complete the Merger.

            3. The Bank and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is and, following consummation of the Reorganization, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the Bank.

            4. Each of the Bank's subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the activities of each subsidiary of the Bank as described in the Registration Statement and Prospectus are permitted to subsidiaries of a federally-chartered savings and loan association and savings and loan holding company by the rules, regulations, policies and practices of the OTS and any other federal or state authority having jurisdiction over such matters; all of the outstanding stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable; and upon consummation of the Reorganization all such stock will be owned of record and beneficially by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            5. To such counsel's knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects.

            6. To such counsel's knowledge, the Bank and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, taken as a whole, as described in the Registration Statement and Prospectus; all such licenses, permits and other governmental authorizations are in full force and effect; and the Bank and its subsidiaries are in all material respects complying therewith.

            7. The Bank's Charter and bylaws comply in all material respects with federal law and regulations of the OTS. The Bank is not in violation of its Charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Company.

            8. The charters and bylaws of the Bank comply in all material respects with the HOLA and the rules and regulations of the OTS. The Bank is not in violation of its charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the Charter or Bylaws of the Bank.

            9. To such counsel's knowledge, none of the Bank's subsidiaries is in violation of its charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of such subsidiary.

            10. The Bank is not in violation of any directive from the OTS to make any material change in the method of conducting its business, and the Primary Parties have conducted and are conducting their respective businesses so as to comply in all material respect with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS).

            11. The Bank is not required to be registered as an investment company under the Investment Company Act of 1940.

            12. The Bank's deposits are insured by the FDIC to the fullest amount permitted by law.

            13.   The Bank is a member in good standing of the FHLB- Cincinnati.

            14. All conditions precedent to completion of the Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement, and all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger Agreement have expired.

            15. The Merger Agreement has been duly authorized and approved by the Boards of Directors of Frankfort First Bancorp and the Bank, the Merger Agreement and the Merger have been approved by the requisite vote of Frankfort First Bancorp's shareholders, the Merger Agreement has been duly executed and delivered by Frankfort First Bancorp and the Bank and the Merger Agreement constitutes the valid and binding obligation of Frankfort First Bancorp and the Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. To such counsel's actual knowledge, no other corporate acts or proceedings are required to be taken by Frankfort First Bancorp or the Bank in order to consummate the Merger.

            16. All federal and state banking agency approvals, consents, authorizations or notifications required to be received or made by Frankfort First Bancorp or the Bank prior to consummation of the Merger have been properly obtained or made; neither the execution and delivery of the Merger Agreement nor the consummation of the Merger, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws of Frankfort First Bancorp or the Bank; or
                  (ii) to the actual knowledge of such counsel, violate any federal or state banking statute, rule or regulation applicable to Frankfort First Bancorp and the Bank, which would have a material adverse effect on the financial condition, assets, liabilities, or business of Frankfort First Bancorp and the Bank; to the actual knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, federal or state banking regulatory authority or other federal or state banking governmental body other than as specifically contemplated by the Merger Agreement is required for the consummation by Frankfort First Bancorp and the Bank of the Merger.

            17. There are no actions, suits, proceedings, or investigations of any nature pending or to such counsel's actual knowledge threatened that challenge the validity or legality of the Merger or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of the Merger.

            18. There is no litigation, appraisal or other judicial or administrative proceeding or governmental investigation pending or to such counsel's actual knowledge threatened against or relating to the business or property of Frankfort First Bancorp or the Bank which would have a materially adverse effect on the consolidated financial condition of Frankfort First Bancorp, or any legal impediment to the continued operation of the properties and business of Frankfort First Bancorp and the Bank in the ordinary course after the consummation of the Merger.

            Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

      d. At the Closing Date, the Selling Agent shall have received a letter of Muldoon Murphy Faucette & Aguggia LLP addressed to the Selling Agent, dated the Closing Date, in form and substance to the effect that during the preparation of the Reorganization Applications, the Registration Statement and the Prospectus, such counsel participated in conferences with management of and the independent certified public accountants for the Primary Parties. Based upon such conferences and such review of corporate records of the Primary Parties as such counsel conducted in connection with the preparation of the Registration Statement and Reorganization Applications, nothing has come to their attention that would lead them to believe that any Reorganization Application, the Registration Statement, the Prospectus or any amendment or supplement thereto (other than financial statements, stock valuation information and other financial and statistical data included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinions may rely upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel shall reasonably request.

      e. At the Closing Date, the Selling Agent shall have received the favorable opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C., counsel for the Selling Agent, with respect to such matters as the Selling Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel shall reasonably request.

      f. At the Closing Date, the Selling Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition or in the net income, capital, properties, affairs or prospects of the Primary Parties taken as a whole, whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Primary Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Reorganization; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; and (v) no order suspending the Offering, the Reorganization or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the OTS.

      g. Prior to and at the Closing Date: (i) there shall have been no material adverse change in the financial condition or in the net income, affairs or prospects of the Primary Parties taken as a whole since the respective dates as of which information is given in the Prospectus, except as referred to therein;
(ii) there shall have been no material transaction entered into by any Primary Party since the latest dates as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) no Primary Party shall have received from the OTS or any other government agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agent) or which would materially and adversely affect its business, operations, financial condition or net income; (iv) no Primary Party shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of any Primary Party, threatened against any Primary Party or subsidiary or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or net income of the Primary Parties taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or Blue Sky laws of the jurisdictions set forth in the Blue Sky Survey prepared by Muldoon Murphy Faucette & Aguggia LLP.

      h. Concurrently with the execution of this Agreement, the Selling Agent and the Primary Parties shall receive a letter from Grant Thornton dated the date hereof and addressed to the Selling Agent: (i) confirming that Grant Thornton is a firm of independent certified public accountants with respect to the Association within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in any Primary Party is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of the Association included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of the Association included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Association; or (D) there was any material decrease in retained earnings of the Association at the date of such letter as compared with amounts shown in the latest audited consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), it has compared with the general accounting records of the Association's accounting system and other data prepared by the Association directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

      i. Concurrently with the execution of this Agreement, the Selling Agent, and the Primary Parties shall receive a letter from Grant Thornton dated the date hereof and addressed to the Selling Agent: (i) confirming that Grant Thornton is a firm of independent certified public accountants with respect to Frankfort First Bancorp and the Bank within the meaning of the 1933 Act and the 1933 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning its relationship with or interests in the Bank or Frankfort First Bancorp is required to be disclosed in the Prospectus, and stating in effect that in its opinion the consolidated financial statements of Frankfort First Bancorp included in the Prospectus and covered by its opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of Frankfort First Bancorp prepared by Frankfort First Bancorp, a reading of the minutes of the meetings of the Board of Directors and stockholders of Frankfort First Bancorp and consultations with officers of Frankfort First Bancorp responsible for financial and accounting matters, nothing has come to its attention which causes it to believe that: (A) the unaudited consolidated financial statements of Frankfort First Bancorp included in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest audited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by Frankfort First Bancorp or the Bank; or (D) there was any material decrease in retained earnings of Frankfort First Bancorp at the date of such letter as compared with amounts shown in the latest audited consolidated balance sheet included in the Prospectus or any material decrease in net income or net interest income of Frankfort First Bancorp for the number of full months commencing immediately after the period covered by the latest audited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), it has compared with the general accounting records of Frankfort First Bancorp and/or the Bank, as applicable, accounting system and other data prepared by Frankfort First Bancorp and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

      j. At the Closing Date, the Selling Agent shall receive letters from Grant Thornton, dated the Closing Date, addressed to the Selling Agent, confirming the statements made by them in the letters delivered by it pursuant to paragraphs h and i of this Section 9, the "specified date" referred to shall not be more than five business days prior to the Closing Date.

      k. At the Closing Date, the Selling Agent shall have received a letter from Keller & Company, dated as of the Closing Date, confirming the Independent Valuation.

      l. At the Closing Date, counsel to the Selling Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Primary Parties in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent.

      m. The Primary Parties shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, which is in the judgment of the Selling Agent sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      n. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading fixed, or maximum ranges for prices for securities required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operation of commercial banks, federal or state savings and loan associations or savings banks or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, a national emergency or war; or (iv) a material decline in the price of equity or debt securities, if the effect of such a decline, in the judgment or the Selling Agent, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      o. If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or by June 28, 2005, this Agreement and all of the Selling Agent's obligations hereunder may be canceled by the Selling Agent by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Primary Parties jointly and severally agree to reimburse the Selling Agent for all of the Selling Agent's out-of-pocket expenses reasonably incurred by the Selling Agent, including any legal fees (and out-of- pocket expenses) to be paid to the Selling Agent's counsel, subject to the limits expressed in Section 6 hereof, the previously paid consulting fee of $80,000.

      SECTION 10. Termination.

      a. In the event the Company fails to sell the minimum number of Shares in the Offering as set forth in the Prospectus and does not modify the Offering within the period specified in, and in accordance with the provisions of, the Plan or as required by the Reorganization Regulations, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest, as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Primary Parties as set forth in Sections 1, 6, 7 and 8 hereof.

      b. This Agreement may be terminated by the Selling Agent, with respect to the Selling Agent's obligations hereunder, by notifying the Company at any time or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the Reorganization has not been completed by June 28, 2005.

      SECTION 11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Primary Parties and the Selling Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Agent or any of the Selling Agent's officers or directors or any person controlling the Selling Agent, or the Primary Parties, or any of their respective officers or directors or any person controlling the Primary Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

      SECTION 12. Miscellaneous. Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to Capital Resources at 4957 Sweet Birch Drive, Rockville, Maryland 20853 (Attention: David
P. Rochester, Chairman), with a copy to Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, NW, Suite 400, Washington, DC 20015 (Attention: Kip A. Weissman, Esq.) and (b) to the Primary Parties at the Association's principal office (Attention: Tony D. Whitaker, President and Chief Executive Officer), with a copy to Muldoon Murphy Faucette & Aguggia LLP, 5101 Wisconsin Avenue, NW, Washington, D.C. 20016 (Attention: Joel E. Rappoport, Esq.).

      This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Shares.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Any suit arising between the parties to this agreement shall be commenced in the County of Fairfax, Virginia in the nearest U.S. District Court.

      Time shall be of the essence of this Agreement.

      This Agreement may be signed in various counterparts which together will constitute one agreement.

      If the foregoing correctly sets forth the arrangement among the Company, the Association and the Selling Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

First Federal Savings and Loan Association     Kentucky First Federal Bancorp
of Hazard                                      (In formation)

By:                                            By:
    -----------------------------                  -----------------------------
      Tony D. Whitaker, President                    Tony D. Whitaker, President
      and Chief Executive Officer                    and Chief Executive Officer

First Federal, MHC (In formation)

By:
    -----------------------------
      Tony D. Whitaker, President
      and Chief Executive Officer

Capital Resources, Inc.

By:
    -----------------------------
      David P. Rochester, Chairman

                                    EXHIBIT A

                                ENGAGEMENT LETTER

                                    EXHIBIT B

                      [FORM OF SELECTED DEALERS' AGREEMENT]

                                                                       EXHIBIT B

                         KENTUCKY FIRST FEDERAL BANCORP

                           ___________________ SHARES

           (MAXIMUM OFFERED IN MUTUAL HOLDING COMPANY REORGANIZATION)

                                  COMMON STOCK

                           (PAR VALUE $.01 PER SHARE)

                           SELECTED DEALER'S AGREEMENT

                              _______________, 2004

      We have agreed to assist Kentucky First Federal Bancorp (the "Company") in connection with the offer and sale of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, to be issued in connection with the mutual holding company reorganization of First Federal Savings and Loan Association of Hazard, a federally chartered savings and loan association (the "Association"). The Company, in connection with its plan to effect such a reorganization, offered ______________ Shares for subscription by the Association's eligible depositors as of the eligibility record date and supplemental eligibility record date, the Association's tax qualified employee benefit plans and other persons who are members of the Association. Concurrently, the Company will offer shares to certain members of the general public in a direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with federal law and Office of Thrift Supervision ("OTS"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

      We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of __________________ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Association or a withdrawal from an existing account at the Association) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Association has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Association of at least ____________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of ____________ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

      Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

      As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

      This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, Rules 2740 and 2790 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens therefor residents therein and (B) in making other sales to comply with the above-mentioned NASD Rules, Rules 2730 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

      Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Association or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock during the offering.

      We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the OTS. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "Commission") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

      We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Association for deposit in a segregated account or (b) to solicit indications of interest, in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Association on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

      Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

      You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

      We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

      Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective "blue sky" laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

      Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

      Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

      This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

      Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Capital Resources, Inc., 4957 Sweet Birch Drive, Rockville, Maryland 20853. The enclosed duplicate copy will evidence the agreement between us.

                                               Very truly yours,

                                               CAPITAL RESOURCES, INC.

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED
As of the date first above written:

[NAME OF SELECTED DEALER]

By:
    -----------------------------
    Name:
    Title:

                                    EXHIBIT C

              [CAPITAL RESOURCES IS REGISTERED IN _______________.]